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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-37304 of The Management Network Group, Inc. on Form S-8 of our report dated February 13, 2002 (except as to Note 13, which is as of March 6, 2002) appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended December 29, 2001.


                                /s/  DELOITTE & TOUCHE LLP

                                Kansas City, Missouri
                                March 25, 2002